UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2011
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717-757-7660
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement
On January 21, 2011, The Bon-Ton Stores, Inc. (the “Company”) notified Stephen Byers, Vice Chairman — Stores, Visual, Construction, Real Estate, Distribution & Logistics, Loss Prevention, who has an employment agreement with the Company dated as of February 1, 2009 (the “Employment Agreement”), that the term of the Employment Agreement will not be automatically renewed when the current term expires on April 30, 2011. The Employment Agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2009, and the description of the Employment Agreement contained in such filing is incorporated herein by reference. The notice provided to Mr. Byers is a notice of non-renewal of the Employment Agreement only and does not terminate Mr. Byers’ employment with the Company. The Company is currently negotiating a new employment agreement to be entered into with Mr. Byers, which it anticipates executing prior to the expiration of the current term of the Employment Agreement on April 30, 2011.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On January 24, 2011, the Company issued a press release announcing the amendment, on January 21, 2011 (the “Fifth Amendment”), of the Employment Agreement by and between the Company and Byron L. Bergren, the Company’s President and Chief Executive Officer. Mr. Bergren’s Employment Agreement (the “2004 Agreement”) was entered into on August 24, 2004, a First Amendment to the 2004 Agreement (the “First Amendment”) was entered into on May 1, 2005, a Second Amendment to the 2004 Agreement (the “Second Amendment”) was entered into on May 23, 2006, a Third Amendment to the 2004 Agreement (the “Third Amendment”) was entered into on July 19, 2007, and a Fourth Amendment to the 2004 Agreement (the “Fourth Amendment”) was entered into on March 18, 2009. Collectively, the 2004 Agreement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are referred to as the “Agreement.”
The description of the material terms of the Fifth Amendment set forth below is qualified in its entirety by the Fifth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Fifth Amendment provides that Mr. Bergren will serve as President and Chief Executive Officer through February 5, 2012. Thereafter, Mr. Bergren’s term as President and Chief Executive Officer will automatically renew for successive periods of one year unless either the Company or Mr. Bergren elects not to renew Mr. Bergren’s term as President and Chief Executive Officer (the “CEO Term”), in which event the CEO Term shall terminate at the end of the then current CEO Term. If the Company elects not to renew the CEO Term, the Company shall cause Mr. Bergren to continue to be elected as a Director and to be appointed as the non-executive Chairman of the Board, in each case through the date of the first annual meeting of shareholders of the Company that is at least 12 months following the termination of the CEO Term. If Mr. Bergren elects not to renew the CEO Term, the Company shall cause Mr. Bergren to continue to be elected only as a director through the date of the first annual meeting of shareholders of the Company that is at least 12 months following the termination of the CEO Term.
Mr. Bergren’s base salary of $1,000,000 will remain in effect through February 5, 2012. In addition, the Fifth Amendment provides for a bonus opportunity for fiscal year 2011 pursuant to the Company’s Cash Bonus Plan, with a target bonus of 100% of Mr. Bergren’s Base Salary. This bonus will be determined in accordance with performance objectives to be determined by the Human Resources and Compensation Committee of the Board (“HRCC”) consistent with the Cash Bonus Plan.
For each fiscal year after fiscal year 2011 during which Mr. Bergren serves as President and Chief Executive Officer of the Company, he shall be eligible for a cash bonus under the Cash Bonus Plan with a target bonus of one hundred percent (100%) of his Base Salary. The cash bonus shall be determined and awarded in accordance with objectives to be determined by the HRCC consistent with the Cash Bonus Plan. He will also be eligible for additional stock grants under the Omnibus Incentive Plan with respect to such renewal period, if awarded and as determined by the HRCC in its reasonable discretion, upon review by the HRCC of appropriate market comparisons and commensurate with his position as CEO.
The Fifth Amendment amends the occasions on which the Company must make a payment to Mr. Bergren upon a Change of Control (as defined in the Third Amendment), as follows. If Mr. Bergren is discharged without Cause (as defined in the 2004 Agreement) during the term of the Agreement following a Change of Control, or if Mr. Bergren resigns from the Company with or without Good Reason (as defined in the Fourth Amendment and as amended in Fifth Amendment) during the term of the Agreement after the expiration of three months following a Change of Control, or if Mr. Bergren receives a notice of non-renewal of the CEO Term and certain other conditions related to a Change of Control are satisfied, Mr. Bergren will receive a payment equal to the lesser of 2.99 times his base salary (at the salary level immediately preceding the Change of Control) plus his average bonus for the three immediately preceding fiscal years or, if applicable, the “280G Permitted Payment” (as such term is defined in the Third Amendment).
The Fifth Amendment further provides that the Company will pay the reasonable legal fees, up to $10,000, incurred by Mr. Bergren in connection with the negotiation of the Fifth Amendment.

Forward-Looking Statements
Certain information included in this report and other materials filed or to be filed by the Company with the Securities and Exchange Commission contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “would,” “will,” “plan,” “expect,” “believe,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Fifth Amendment to Employment Agreement with Byron L. Bergren

99.1	Press Release issued January 24, 2011 regarding the Fifth Amendment to Employment Agreement with Byron L. Bergren
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Dated: January 25, 2011